                             Consent of Independent Registered Public Accounting Firm

The Board of Directors
Frontier Airlines, Inc.:

We  consent  to  the   incorporation   by  reference  in   the  registration  statements  Nos.
333-13333,  333-31389, 333-42746,  and  333-83811  on Forms S-8,  and  registration  statement
No.  333-86256  on Form S-3,  of Frontier Airlines,  Inc.  of our report  dated May 27,  2004, with respect to the balance sheets of  Frontier  Airlines, Inc. as of March 31, 2004 and 2003,
and the related statements of operations, stockholders'  equity and other comprehensive  loss, and cash flows for each of the years in the three-year  period  ended  March  31,  2004, which report appears in the March 31, 2004 annual report  on Form 10-K/A of  Frontier Airlines, Inc.

Our report refers  to a change in  accounting for aircraft maintenance checks from the accrual method of accounting to the direct expense method in 2003.

                                                                KPMG LLP

Denver, Colorado
June 18, 2004